SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  May 18, 2007


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                                         11-2408943
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


767 Fifth Avenue, New York, New York                            10153
(Address of principal executive offices)                      (Zip Code)

                         Commission File Number: 1-14064

                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02 Termination of a Material Definitive Agreement.

$400 Million Revolving Credit Agreement
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         On May 18, 2007, the Company terminated its $400 million 364-day revolving credit facility (the "Facility") in accordance with its terms. The credit agreement (the "Agreement") was entered into on March 6, 2007 by and among the Company, Estee Lauder Inc., a direct wholly-owned subsidiary of the Company, the Eligible Subsidiaries of the Company, as defined therein, the lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent ("JPMCB"), Bank of America N.A., as syndication agent, Citibank, N.A., as documentation agent and Citigroup Global Markets Inc. and JPMCB, as joint bookrunners.

         The Facility created by the Agreement was used to supplement the Company's then existing, and unused, $600 million revolving credit facility. The Company's $600 million revolving credit facility was replaced by a $750 million revolving credit agreement as disclosed in the Company's current report on Form 8-K filed on April 27, 2007.

         The Facility commenced on March 6, 2007 and had been set to expire by its terms on March 4, 2008. The Facility remained unused and undrawn during its effectiveness.










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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          THE ESTEE LAUDER COMPANIES INC.



Date:  May 21, 2007                       By:  /s/ Sara E. Moss
                                             ----------------------------------
                                             Sara E. Moss
                                             Executive Vice President
                                             and General Counsel




























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